Exhibit 10.2

LOCK-UP/LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of the 15th day of April, 2008, between RICK’S CABARET INTERNATIONAL, INC., a Texas corporation (“Rick’s”), and DON WAITT (“Holder” or “Waitt”).

WHEREAS, the parties entered into a Purchase Agreement dated April 15, 2008 (the “Purchase Agreement”), by and among Waitt, ED Publications, Inc., a Texas corporation (the “Company”), Rick’s and its wholly owned subsidiary, RCI Entertainment (Media Holdings), Inc., a Texas corporation (the “Buyer”); and

WHEREAS, pursuant to the terms and condition of the Purchase Agreement, Waitt has agreed to sell to Buyer his ownership interest in the Company (the “Acquisition”); and

WHEREAS, under the terms of the Purchase Agreement, Waitt shall be entitled to receive 8,696 shares of common stock of Rick’s upon the Closing of the Purchase Agreement and has the right to earn out an additional 65,217 shares of common stock of Rick’s (the “Earn Out Shares”), which is conditioned upon, among other things, the execution and delivery of this Agreement; and

WHEREAS, the shares of common stock issued to Waitt at Closing and the Earn Out Shares, if any, issued to Waitt are hereinafter collectively referred to as the “Rick’s Transaction Shares”; and

WHEREAS, Waitt has agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, or hypothecation of the Rick’s Transaction Shares, all on the terms set forth below; and

WHEREAS, any capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Holder agrees he may not sell, pledge, hypothecate, transfer, assign or in any other manner dispose of the Rick’s Transaction Shares for one year from the date hereof.

2.	(a)
On or after one (1) year from the date of Closing, or with respect to the  Earn Out Shares, if any, on or after seven (7) months from the date of issuance by Rick’s of the Earn Out Shares, Waitt shall have the right, but not the obligation, to have Rick’s purchase from Waitt 5,000 Rick’s Transaction Shares per month (the “Monthly Shares”) calculated at a price per share equal to $23.00 per share (“Value of the Shares”) until Waitt has received an aggregate of $1,700,000 (i) from the sale of the Rick’s Transaction Shares sold by Waitt, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise and (ii) the payment of any Deficiency (as hereinafter defined) by Rick’s.  Waitt shall notify Rick’s during any given month of  Waitt’s election to “Put” the Monthly Shares to  Rick’s during that particular month and Rick’s shall have three (3) business days to elect to buy the Monthly Shares or instruct Waitt to sell the Monthly Shares in the open market.  At Rick’s election, during any given month, it may either buy the Monthly Shares or if Rick’s elects not to buy the Monthly Shares from Waitt, then Waitt may sell the Monthly Shares in the open market and any deficiency between the amount which Waitt receives from the sale of the Monthly Shares and the Value of the Shares (the “Deficiency”) shall be paid by Rick’s within three (3) business days after receipt of written notice from Waitt of the sale of the Monthly Shares which shall provide the written sales confirmation and the amount of the Deficiency.  Rick’s obligation to purchase any of the Rick’s Transaction Shares from Waitt shall terminate and cease at such time as Waitt has received an aggregate of $1,700,000 (assuming all Earn Out Shares have been issued) from (i) the sale of the Rick’s Transaction Shares, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise, and (ii) the payment of any Deficiency by Rick’s.  Waitt agrees to provide monthly statements to Rick’s as to the total number of Rick’s Transaction Shares which Waitt sold and the amount of proceeds derived therefrom.  Nothing contained herein shall limit or preclude Waitt from selling his Rick’s Transaction Shares in the open market or require Waitt to “Put” his Rick’s Transaction Shares to Rick’s during any given month.  In the event that the Holder elects to sell the Rick’s Transaction Shares pursuant to this Section 2(a), then any amount sold at prices less than the Value of the Shares shall be deemed to be sold at $23.00 for purposes of this Section 2(a).

(b)
In the event the Holder elects not to “Put” the Rick’s Transaction Shares to Rick’s, the Holder shall sell (i) not more than 10,000 Rick’s Transaction Shares per 30-day period, and (ii) not more than 70,000 Rick’s Transaction Shares per 90-day period regardless of whether the Holder “Puts” the Rick’s Transaction Shares to Rick’s or sells them in the open market, in a private transaction or otherwise.

3.
The Holder acknowledges and agrees that Rick’s may advise its Transfer Agent of this Agreement and issue a stop transfer order to the Transfer Agent to ensure that any sale of the Rick’s Transaction Shares by the Holder is in accordance with the terms and conditions hereof.

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4.	The Holder agrees that it will not engage in any short selling of any shares of common stock of Rick’s during the term of this Agreement.

5.
Except as otherwise provided in this Agreement or any other agreements between the parties, the Holder shall be entitled to his respective beneficial rights of ownership of the issued Rick’s Transaction Shares, including the right to vote any issued Rick’s Transaction Shares for any and all purposes.

6.
The resale restrictions on the Rick’s Transaction Shares set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

7.
If either Rick’s or the Holder fails to fully adhere to the terms and conditions of this Agreement, it shall be liable to the other party for any damages suffered by the other party by reason of any such breach of the terms and conditions hereof.  Rick’s and the Holder agree that in the event of a breach of any of the terms and conditions of this Agreement by Rick’s or the Holder, that in addition to all other remedies that may be available in law or in equity to Rick’s or the Holder, as the case may be, a preliminary and permanent injunction and an order of a court requiring Rick’s or the Holder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring Rick’s or the Holder to perform their obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that Rick’s or the Holder may suffer as a result of any breach or continuation thereof. In the event of default hereunder, the non-defaulting party shall be entitled to recover reasonable attorney's fees incurred in the enforcement of this Agreement.

8.
This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

9.	This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflict of laws.

10.
This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Lock-Up/Leak-Out Agreement as of the day and year first above written.

Date: April 15, 2008		RICK’S CABARET INTERNATIONAL, INC.

	By:	/s/ Eric Langan
Eric Langan, President

HOLDER

/s/ Don Waitt
DON WAITT

Number of Shares of Rick’s Common Stock Subject to this Agreement:

8,696 shares of Rick’s Common Stock

65,217 Earn Out Shares, if issued

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